BARNWELL INDUSTRIES, INC.	P R E S S
RELEASE
1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
President and Chief Operating Officer
Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE FIRST QUARTER ENDED DECEMBER 31, 2015

HONOLULU, HAWAII, February 10, 2016 -- Barnwell Industries, Inc. (NYSE MKT: BRN) today reported a net loss of $1,409,000 ($0.17 per share) for the three months ended December 31, 2015, as compared to a net loss of $467,000 ($0.06 per share) for the three months ended December 31, 2014.
Mr. Morton H. Kinzler, Chairman and Chief Executive Officer of Barnwell, commented, "Our net loss increased as compared to the same quarter of last year due to a decrease in land investment operating results as a result of fewer lot sales at Kaupulehu by the Kukio land development partnerships and due to a decrease in oil and natural gas operating results due to the divestiture of our Dunvegan property in September 2015 and lower oil and natural gas prices. Last year's first quarter had real estate sales at Kaupulehu which generated $1,200,000 in percentage of sales payments to the Company's 77.8%-owned partnership as compared to $150,000 this year.
"With the continued low oil and natural gas prices environment and the decrease in land investment operating results the Company is continuing its efforts to decrease general and administrative expenses, which declined $434,000, 19%, in the current quarter as compared to last year's first quarter and is furthering its efforts to sell the luxury house it owns on the Big Island of Hawaii.
"Barnwell ended the quarter with $5,837,000 in cash and cash equivalents, $7,291,000 in restricted cash and $13,587,000 in working capital."

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Barnwell Industries, Inc.
IMMEDIATE RELEASE
February 10, 2016
Page Two
The information contained in this press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell's future performance, statements of Barnwell's plans and objectives, and other similar statements. Forward-looking statements include phrases such as "expects," "anticipates," "intends," "plans," "believes," "predicts," "estimates," "assumes," "projects," "may," "will," "will be," "should," or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell's expectations are set forth in the "Forward-Looking Statements," "Risk Factors" and other sections of Barnwell's annual report on Form 10-K for the last fiscal year and Barnwell's other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2015	2014

Revenues	$1,853,000	$6,032,000

Net loss attributable to Barnwell Industries, Inc.	$(1,409,000)	$(467,000)

Net loss per share – basic and diluted	$(0.17)	$(0.06)

Weighted-average shares and equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160